Exhibit 23
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                CONSENT OF INDEPENDENT ACCOUNTANTS
               -----------------------------------






   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-30856, 33-31055, 33-35586, 33-38411, 33-38587,
33-44788, 33-52691 and 33-58187), Post-Effective Amendment No. 2
on Form S-8 (No. 33-30756-02) to Form S-4, Form S-3 (Nos. 33-33682
and 33-61147) and Pre-Effective Amendment No. 1 on Form S-3
(Nos. 33-62496 and 33-61147) of Bristol-Myers Squibb Company of our report dated January 23, 1996 appearing on page 51 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------


PRICE WATERHOUSE LLP
New York, New York
March 28, 1996





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